SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2003

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

000-50245
(Commission File Number)

Delaware	95-4849715
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3701 Wilshire Boulevard
Suite 220
Los Angeles, California 90010
(Address of principal executive offices, with zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the following exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit No.	Description

99.1	Slide Show for presentation by the Registrant at its annual meeting of stockholders.

Item 9. Regulation FD Disclosure.

     Nara Bancorp, Inc. (the “Registrant”) is presenting a slide show at its annual meeting of stockholders on May 28, 2003. A copy of the information in the slide show is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Form 8-K and the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Registrant that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant or any of its affiliates. The information in the materials is presented as of May 28, 2003, and the Registrant does not assume any obligation to update such information in the future.

Safe Harbor Statement

     Statements contained in the slide show presentation that state expectations or predictions about the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. The Registrant’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include “Risk Factors” and the other factors appearing in the documents that the Registrant has filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.,
(Registrant)

Date: May 28, 2003	By:	/s/ Michel Urich

Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Slide Show for presentation by the Registrant at its annual meeting of stockholders.